Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-254845 on Form S-4 of our report dated March 29, 2021, relating to the financial statements of Cypress Holdings, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, IL

June 24, 2021